UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2006

IOMED, Inc.

(Exact name of registrant as specified in its charter)

Utah	1-14059	87-0441272
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

2441 South 3850 West, Salt Lake City, Utah		84120
(Address of principal executive offices)		(Zip Code)

(801) 975-1191

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Termination of a Material Definitive Agreement

On March 27, 2006, the Company received notice from Encore Medical Corporation, the successor to Compex Technologies, Inc. (formerly Rehabilicare, Inc.), that Encore has elected to terminate, effective as of July 1, 2006, the Distribution Agreement (the “Agreement”) between Iomed, Inc. and Rehabilicare, Inc.

Under the terms of the Agreement, Rehabilicare, Inc. acts as a non-exclusive, independent distributor of the Company’s products to physical, occupational therapy, sports medicine and industrial medicine clinics.  The Agreement also provides Iomed with certain rights to protect its business interests following such a termination.

Iomed and Compex Technologies have an excellent, long-standing business relationship and Encore has offered to continue to distribute the Company’s products pursuant to revised terms. Iomed intends to enter into discussions with Encore regarding terms of a continuing relationship; however, Iomed may elect to utilize alternative distribution channels to meet its future product distribution needs.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: March 30, 2006	Iomed, Inc.

	By:	/s/ Robert J. Lollini
Robert J. Lollini
President and Chief Executive Officer